October 18, 2023 Third Quarter 2023 Earnings Summary MARTIN MIDSTREAM PARTNERS Exhibit 99.2

MMLP 3Q 2023 Adjusted EBITDA Comparison & Reconciliation

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	SG&A	Interest Expense	3Q 2023 Actual
Net income (loss)	$6.7	$3.1	$2.7	$6.0	$(4.6)	$(15.0)	**$(1.1)**
Interest expense add back	--	--	--	--	--	$15.0	**$15.0**
Income tax expense	--	--	--	--	$0.8	--	**$0.8**
Operating Income (loss)	**$6.7**	**$3.1**	**$2.7**	**$6.0**	**$(3.8)**	--	**$14.7**
Depreciation and amortization	$3.7	$5.1	$2.6	$0.8	--	--	**$12.2**
Gain on disposition or sale of property, plant, and equipment	$(0.8)	--	--	--	--	--	--
Adjusted EBITDA	**$9.5**	**$8.2**	**$5.4**	**$6.8**	**$(3.8)**	--	**$26.2**

Transportation	**2023E**	**3Q23E**	**3Q23A**
Land	$36.2	$8.5	$6.7
Marine	$13.5	$3.5	$2.8
Total Transportation	**$49.7**	**$12.0**	**$9.5**
Terminalling & Storage	**2023E**	**3Q23E**	**3Q23A**
Smackover Refinery	$18.2	$4.5	$4.2
Specialty Terminals	$13.0	$3.1	$2.9
Shore-Based Terminals	$3.8	$1.1	$0.8
Underground Storage	$1.8	$0.4	$0.3
Total Terminalling & Storage	**$36.8**	**$9.1**	**$8.2**
Sulfur Services	**2023E**	**3Q23E**	**3Q23A**
Fertilizer	$11.8	$0.1	$2.2
Sulfur Prilling	$6.3	$1.6	$1.8
Molten Sulfur	$6.3	$1.4	$1.4
Total Sulfur Services	**$24.4**	**$3.1**	**$5.4**

Specialty Products	**2023E**	**3Q23E**	**3Q23A**
Lubricants	$9.0	$2.4	$3.6
Grease	$8.6	$2.3	$2.8
Propane	$2.3	$0.3	$0.3
Natural Gasoline	$1.2	$0.2	$0.1
Sub-Total Specialty Products	$21.1	$5.2	$6.8
Butane Optimization	$(15.1)	-	-
Total Specialty Products	**$6.0**	**$5.2**	**$6.8**
Adjusted EBITDA*	**$116.9**	**$29.4**	**$30.0**
Unallocated SG&A	$(16.6)	$(4.3)	$(3.8)
Total Adjusted EBITDA	**$100.3**	**$25.1**	**$26.2**
Butane Optimization	$15.1	-	-
Adjusted EBITDA, after giving effect to the exit of the butane optimization business	**$115.4**	**$25.1**	**$26.2**

Note: numbers may not add due to rounding
*Pre-Unallocated SG&A

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MMLP 2023E Revised Adjusted EBITDA Guidance

Transportation	1Q23A	2Q23A	3Q23A	4Q23E	2023E
Land	$10.7	$8.7	$6.7	$7.3	**$33.3**
Marine	$2.6	$3.5	$2.8	$4.0	**$12.8**
Total Transportation	**$13.2**	**$12.1**	**$9.5**	**$11.3**	**$46.1**
Terminalling & Storage	**1Q23A**	**2Q23A**	**3Q23A**	**4Q23E**	**2023E**
Smackover Refinery	$4.3	$4.9	$4.2	$4.5	**$17.9**
Specialty Terminals	$3.6	$3.3	$2.9	$3.0	**$12.8**
Shore-Based Terminals	$0.7	$1.0	$0.8	$1.1	**$3.5**
Underground Storage	$0.5	$0.4	$0.3	$0.4	**$1.6**
Total Terminalling & Storage	**$9.1**	**$9.6**	**$8.2**	**$9.0**	**$35.9**
Sulfur Services	**1Q23A**	**2Q23A**	**3Q23A**	**4Q23E**	**2023E**
Fertilizer	$3.9	$4.9	$2.2	$3.0	**$13.9**
Sulfur Prilling	$1.4	$1.7	$1.8	$1.6	**$6.5**
Molten Sulfur	$2.0	$1.5	$1.4	$1.4	**$6.2**
Total Sulfur Services	**$7.2**	**$8.0**	**$5.4**	**$6.0**	**$26.6**

Specialty Products	1Q23A	2Q23A	3Q23A	4Q23E	2023E
Lubricants	$2.3	$2.4	$3.6	$1.9	**$10.2**
Grease	$2.3	$2.2	$2.8	$1.8	**$9.1**
Propane	$0.8	$0.3	$0.3	$0.9	**$2.4**
Natural Gasoline	$(0.1)	$1.0	$0.1	$0.2	**$1.2**
Sub-Total Specialty Products	**$5.2**	**$5.9**	**$6.8**	**$4.9**	**$22.8**
Butane Optimization	$(8.8)	$(6.3)	-	-	$(15.1)
Total Specialty Products	**$(3.6)**	**$(0.4)**	**$6.8**	**$4.9**	**$7.7**
	1Q23A	**2Q23A**	**3Q23A**	**4Q23E**	**2023E**
Adjusted EBITDA*	**$25.9**	**$29.4**	**$30.0**	**$31.1**	**$116.4**
Unallocated SG&A	$(4.1)	$(3.9)	$(3.8)	$(4.3)	$(16.1)
Total Adjusted EBITDA	**$21.7**	**$25.5**	**$26.2**	**$26.9**	**$100.3**
Butane Optimization	$8.8	$6.3	-	-	$15.1
Adjusted EBITDA, after giving effect to the exit of the butane optimization business	**$30.6**	**$31.8**	**$26.2**	**$26.9**	**$115.4**

Note: numbers may not add due to rounding
*Pre-Unallocated SG&A

Page 3

Disclaimers Page 4 Use of Non-GAAP Financial Measures Forward Looking Statements This presentation includes certain non-GAAP financial measures such as EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States (GAAP). A reconciliation of non-GAAP financial measures included in this presentation to the most directly comparable financial measures calculated and presented in accordance with GAAP is set forth in the Appendix of this presentation or on our web site at www.MMLP.com. MMLP’s management believes that these non-GAAP financial measures may provide useful information to investors regarding MMLP’s financial condition and results of operations as they provide another measure of the profitability and ability to service its debt and are considered important measures by financial analysts covering MMLP and its peers. The Partnership has not provided comparable GAAP financial information on a forward-looking basis because it would require the Partnership to create estimated ranges on a GAAP basis, which would entail unreasonable effort. Adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with reasonable certainty but may include, among others, costs related to debt amendments and unusual charges, expenses and gains. Some or all of those adjustments could be significant. Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial or operational estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (ii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Martin Midstream Partners 4200 B Stone Road Kilgore, Texas 75662 903.983.6200 www.themartincompanies.com www.MMLP.com